Exhibit 10.13

FIRST AMENDMENT AND AGREEMENT

TO

CONSIGNMENT AGREEMENT

FIRST AMENDMENT AND AGREEMENT TO CONSIGNMENT AGREEMENT (the “First Amendment”), dated as of June 29, 2007, by and between HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America with offices at 452 Fifth Avenue, New York, New York 10018 (“HSBC”); and WOLVERINE TUBE, INC., a Delaware corporation with its principal place of business at 200 Clinton Avenue, Suite 1000, Huntsville, Alabama 35801 (“Wolverine Tube”), and WOLVERINE JOINING TECHNOLOGIES, LLC, a Delaware limited liability company and successor by merger to WOLVERINE JOINING TECHNOLOGIES, INC., a Delaware corporation with its principal place of business at 235 Kilvert Street, Warwick, Rhode Island 02886 (“Wolverine Joining”) (Wolverine Tube and Wolverine Joining are hereinafter sometimes referred to individually as a “Company” and collectively as the “Companies”).

WITNESSETH:

WHEREAS, the parties hereto entered into a Consignment Agreement dated as of February 16, 2007, as previously amended by letter agreement dated February 26, 2007 (as amended, the “Consignment Agreement”) pursuant to which HSBC extended a consignment facility to the Companies; and

WHEREAS, the parties hereto desire to amend the Consignment Agreement on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises hereinafter contained, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. All capitalized terms used herein without definition shall have the definitions assigned by the Consignment Agreement.

2. Effective the date hereof, the definition of “Consignment Limit” set forth in Paragraph 1.9 of the Consignment Agreement is amended in its entirety as follows:

“1.9. “Consignment Limit” means the lesser of:

(a) Twenty-Five Million Dollars ($25,000,000); or

(b) Ninety percent (90%) of the aggregate undrawn face amount of the Letters of Credit.”

3. Effective the date hereof, Paragraph 5.1 of the Consignment Agreement is amended in its entirely to read as follows:

“5.1. The consignment of Precious Metal by HSBC hereunder shall at all times be conditioned upon its prior receipt and the continued effectiveness of the Letters of Credit, in form and substance satisfactory to HSBC, and in any case in an aggregate amount such that the Consignment Facility Indebtedness is equal to not more than ninety percent (90%) percent of the aggregate undrawn stated amount of the Letters of Credit. The Letters of Credit shall by their terms be payable to HSBC upon presentation of HSBC’s draft accompanied by a signed statement by HSBC, certifying that (a) the amount of the draft represents indebtedness owing to HSBC by the Companies as reflected in HSBC’s books and records; and/or (b) the amount of the draft represents indebtedness which has been paid but which payment, or portion thereof, was paid within ninety (90) days of a petition filed by or against one or both of the Companies under the Bankruptcy Code. In the event that the senior unsecured debt of the financial institution which issued the Letters of Credit is rated A3, or lower, by Moody’s Investor Service or A-, or lower, by Standard & Poor’s, the Companies shall within thirty (30) days of receipt of notice of such determination from HSBC, cause new Letters of Credit to be issued to HSBC in compliance with the terms of this paragraph by a financial institution acceptable to HSBC. HSBC may draw on the Letters of Credit without either granting notice to or receiving the consent of Companies. The foregoing provisions are without prejudice to the right of HSBC to declare an Event of Default under Paragraph 8.1(m) hereof. Upon the payment and performance in full of all Obligations, HSBC shall promptly return for cancellation the Letters of Credit to the issuer thereof. At the request of the Companies, HSBC will allow any Letter of Credit to be cancelled if the outstanding Consignment Facility Indebtedness is less than ninety percent (90%). of the aggregate undrawn face amount of the remaining Letters of Credit. The foregoing right of the Companies is subject to the right of HSBC under such Letter of Credit to reinstate the Letter of Credit for a period of one hundred twenty (120) days beyond the date of the filing of a petition under the Bankruptcy Code by or against one or both of the Companies if HSBC has received payment from the Companies on or before the expiration or cancellation date and within 90 days immediately preceding the filing of petition under the Bankruptcy Code by or against the Companies.”

4. As a material inducement to HSBC, the Companies hereby represent and warrant to HSBC (which representations and warranties, unless made expressly and solely as of the date hereof, shall survive the execution of this Agreement and the consignment of Precious Metal) that:

(a) Corporate Authority. The Companies have the requisite power and authority to execute, deliver and perform this First Amendment.

(b) No Conflict. The execution, delivery and performance by the Companies of the terms and provisions of this First Amendment has been duly authorized by all requisite action and will not violate any provision of law, any order of any court or other agency of government, the corporate charter, articles of incorporation or organization, the by-laws or the operating agreement, as applicable, of the Companies or any indenture, agreement or other instrument to which either of the Companies is a party, or by which either of the Companies is bound, or be in conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, or, except as may be provided by this Agreement, result in the creation or imposition of any lien, charge or encumbrance of any nature whatsoever upon any of the property or assets of either of the Companies pursuant to, any such indenture, agreement or other instrument.

(c) Binding Obligations. This First Amendment and all other agreements executed by the Companies in connection herewith have been duly executed and delivered by the Companies and constitute legal, valid and binding obligations of the Companies, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization and other similar laws of general application affecting the rights of creditors generally.

(d) No Default. No Event of Default as defined in Paragraph 8.1 of the Consignment Agreement, and no event which, with the passage of time or the giving of notice, or both, would become such an Event of Default, has occurred and is continuing.

5. All necessary conforming changes to the Consignment Agreement occasioned by reason of this First Amendment are hereby deemed to be made.

6. The execution of this First Amendment by HSBC is subject to the following conditions precedent:

(a) The representations and warranties set forth in Consignment Agreement shall be true and correct on and as of the date hereof, after giving effect to the amendments contained herein.

(b) The Companies shall have executed and delivered to HSBC, or caused to be executed and delivered to HSBC in form and substance acceptable to HSBC, upon the execution of this Agreement, all agreements required by the Consignor for the purpose of securing payment and performance of Companies’ obligations hereunder, together with any other documents required by the terms hereof or thereof, which agreements shall at all times remain in full force and effect.

(c) All legal matters incident to the transactions hereby contemplated shall be satisfactory to counsel for HSBC.

(d) No Event of Default as specified in the Consignment Agreement, after giving effect to the amendments contained herein, nor any event which upon notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

7. All references to the “Consignment Agreement” in the Consignment Agreement shall from and after the effective date hereof refer to the Consignment Agreement, as amended hereby. Except as amended hereby, the Consignment Agreement shall remain in full force and effect and is in all respects hereby ratified and affirmed.

8. The Companies jointly and severally covenant and agree to pay all out-of-pocket expenses, costs and charges incurred by HSBC (including reasonable fees and disbursements of counsel) in connection with the preparation and implementation of this First Amendment and Agreement to Consignment Agreement.

*The next page is a signature page*

IN WITNESS WHEREOF, the parties have executed this First Amendment and Agreement to Consignment Agreement as of the day and year first above written.

WITNESS:	WOLVERINE TUBE, INC.

/s/ Patti Phillips	By:	/s/ James E. Deason
	Title:	Sr. Vice President and CFO

WOLVERINE JOINING TECHNOLOGIES, LLC

/s/ Patti Phillips	By:	/s/ James E. Deason
	Title:	Vice President and Treasurer

HSBC BANK USA, NATIONAL ASSOCIATION

	by:	[illegible]
	Title:	Vice President